                                                                    EXHIBIT 12.1


DYNEGY INC. - COMPUTATIONS OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
(in millions, except ratio)

                                                                       For the 12-month   For the 12-month   For the 12-month
                                                                         period ended       period ended       period ended
                                                                       December 31, 1999  December 31, 2000  December 31, 2001
                                                                       -----------------  -----------------  -----------------
Computation of Loss:
   Pre-tax earnings (losses) from continuing operations                           134               643                 843
   Less: undistributed earnings (losses) from equity investees                     14                87                 117
      Computed Loss                                                       $       120       $       556         $       726
                                                                          -----------       -----------         -----------

Fixed Charges:
   Interest costs:
      Expensed                                                                     74               244                 261
      Capitalized                                                                  17                30                  20
   Preferred security dividends of consolidated subsidiaries, pre-tax              24                46                  39
   Amortization of interest rate hedges                                             1                 3                   2
   Amortization of financing costs                                                  2                 4                   7
   Amortization of bond discount and premiums                                       -                 -                   -
   Estimated interest portion of rental expenses                                   21                52               2,117
                                                                          -----------       -----------         -----------
      Total fixed charges                                                 $       139       $       379         $     2,446
                                                                          -----------       -----------         -----------
   Pre-tax computed earnings (losses) and fixed charges, exclusive
    of capitalized interest and preferred security dividends              $       218       $       859         $     3,113
                                                                          ===========       ===========         ===========

Preferred Dividends:
   Preferred dividends, pre-tax, based on effective tax rates                       -                50                  71
                                                                          -----------       -----------         -----------

Ratio of earnings to fixed charges                                               1.57              2.27                1.27
                                                                          ===========       ===========         ===========

Ratio of earnings to fixed charges and preferred dividends                       1.57              2.00                1.24
                                                                          ===========       ===========         ===========

                                                                                                                 PRO-FORMA
                                                                       For the 12-month   For the 12-month   For the 12-month
                                                                         period ended       period ended       period ended
                                                                       December 31, 2002  December 31, 2003  December 31, 2003
                                                                       -----------------  -----------------  -----------------
Computation of Loss:
   Pre-tax earnings (losses) from continuing operations                       (1,625)              (672)                (689)
   Less: undistributed earnings (losses) from equity investees                  (232)               (33)                 (33)
      Computed Loss                                                      $    (1,393)       $      (639)         $      (656)
                                                                         -----------        -----------          -----------

Fixed Charges:
   Interest costs:
      Expensed                                                                   366                431                  448
      Capitalized                                                                 16                 12                   12
   Preferred security dividends of consolidated subsidiaries, pre-tax             12                  8                    8
   Amortization of interest rate hedges                                            5                 13                   13
   Amortization of financing costs                                                23                 61                   61
   Amortization of bond discount and premiums                                      -                  4                    4
   Estimated interest portion of rental expenses                                  86                 67                   67
                                                                         -----------        -----------          -----------
      Total fixed charges                                                $       508        $       596          $       613
                                                                         -----------        -----------          -----------
   Pre-tax computed earnings (losses) and fixed charges, exclusive
    of capitalized interest and preferred security dividends             $      (913)       $       (63)         $       (63)
                                                                         ===========        ===========          ===========

Preferred Dividends:
   Preferred dividends, pre-tax, based on effective tax rates                    330                211                   22
                                                                         -----------        -----------          -----------

Ratio of earnings to fixed charges                                                (a)                (c)                  (e)
                                                                         ============        ===========         ===========

Ratio of earnings to fixed charges and preferred dividends                        (b)                (d)                  (f)
                                                                         ===========        ===========          ===========

(a) Due to the Company's losses incurred during the 12-month period ended December 31, 2002, the ratio coverage was less than 1:1. As such, the company must generate additional earnings of $1.42 billion to achieve a coverage of 1:1 for the ratio of earnings to fixed charges.

(b) Due to the Company's losses incurred during the 12-month period ended December 31, 2002, the ratio coverage was less than 1:1. As such, the company must generate additional earnings of $1.75 billion to achieve a coverage of 1:1 for the ratio of earnings to fixed charges and preferred dividends.

(c) Due to the Company's losses incurred during the 12-month period ended December 31, 2003, the ratio coverage was less than 1:1. As such, the Company must generate additional earnings of $657 million to achieve a coverage of 1:1 for the ratio of earnings to fixed charges.

(d) Due to the Company's losses incurred during the 12-month period ended December 31, 2003, the ratio coverages was less than 1:1. As such, the Company must generate additional earnings of $867 million to achieve a coverage of 1:1 for the ratio of earnings to fixed charges and preferred dividends.

(e) A pro-forma ratio of earnings to fixed charges is not required since the August 2003 refinancing does not affect the historical ratio for the year ended December 31, 2003 by more than 10%.

(f) Due to the Company's losses incurred during the 12-month period ended December 31, 2003 and after considering the incremental effects for interest charges and preferred dividends associated with our August 2003 refinancing, the Company must generate additional earnings of approximately $695 million to achieve a coverage of 1:1 for the pro-forma ratio of earnings to fixed charges and preferred dividends.